Exhibit 2

Report of Independent Registered Public Accounting Firm on Schedules

The Board of Directors

Modern Woodmen of America

We have audited the statutory-basis financial statements of Modern Woodmen of America (the Society) as of December 31, 2012 and 2011, for each of the three years in the period ended December 31, 2012, and have issued our report thereon dated April 24, 2013 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules listed in the Exhibit Index of this Registration Statement.

These schedules are the responsibility of the Society’s management. Our responsibility is to express an opinion on these schedules based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP

Des Moines, Iowa

April 24, 2013

Schedule I – Summary of Investments

Other Than Investments in Related Parties

As of December 31, 2012

			Amount at
			Which Shown
			in the
			Statement of
		Fair	Financial
Type of Investment	Cost	Value	Position
	(In Thousands)
Bonds:
U.S. Treasury securities and obligations of U.S. government corporations and agencies	$1,424,580	$1,555,653	$1,424,580
States, municipalities, and political subdivisions	717,642	804,729	717,642
Corporate bonds	7,602,413	8,323,881	7,602,413
Hybrid securities	42,811	46,357	42,811
Mortgage and asset-backed securities	349,975	388,895	349,975

Total bonds	10,137,421	11,119,515	10,137,421
Equity securities:
Common stocks:
Industrial, miscellaneous, and all other	276,570	504,122	504,122
Mutual funds	20,125	19,830	19,830
Nonredeemable preferred stock	—	387	—

Total equity securities	296,695	524,339	523,952
Mortgage loans	514,734		514,734
Real estate	36,932		36,932
Certificateholders’ loans	188,023		188,023
Other invested assets	224,359		224,359
Securities lending reinvested collateral	397,868		397,868

Total investments	$11,796,032		$12,023,289

See accompanying report of independent registered public accounting firm.

Schedule III – Supplementary Insurance Information

As of December 31, 2012, 2011, and 2010, and for each of the years then ended

	Future	Contractholder
	Policy	and Other
	Benefits	Certificateholder
	and Claims	Funds
	(In Thousands)
2012
Life and health insurance	$10,136,910	$23,428
2011
Life and health insurance	$9,432,171	$23,357
2010
Life and health insurance	$8,645,919	$23,450

See accompanying report of independent registered public accounting firm.

Schedule III – Supplementary Insurance Information (continued)

As of December 31, 2012, 2011, and 2010, and for each of the years then ended

	Premiums and Other Considerations	Net Investment	Benefits Claims, and Settlement Expenses	Other Operating Expenses (1)
	(In Thousands)
2012
Life and health insurance	$1,116,402	$550,647	$1,388,577	$215,847
2011
Life and health insurance	$1,195,000	$541,127	$1,455,822	$198,310
2010
Life and health insurance	$1,086,785	$523,951	$1,335,413	$180,347

(1)	Allocations of net investment income and certain operating expenses are based on a number of assumptions and estimates, and reported operating results would change if different methods were applied.

See accompanying report of independent registered public accounting firm.

Schedule IV – Reinsurance

As of December 31, 2012, 2011, and 2010, and for each of the years then ended

		Ceded to
	Gross	Other	Net
	Amount	Companies	Amount
	(In Thousands)
2012
Life insurance in force	$35,529,963	$(9,836,886)

Premiums:
Life insurance	$1,133,500	$(23,322)	$1,110,178
Supplemental contracts involving life contingencies	6,084	—	6,084
Accident and health insurance	172	(31)	141

Total	$1,139,756	$(23,353)	$1,116,403

2011
Life insurance in force	$34,764,474	$(9,105,825)	$25,658,649

Premiums:
Life insurance	$1,214,101	$(25,927)	$1,188,174
Supplemental contracts involving life contingencies	6,666	—	6,666
Accident and health insurance	203	(43)	160

Total	$1,220,970	$(25,970)	$1,195,000

2010
Life insurance in force	$34,452,393	$8,622,645	$25,829,748

Premiums:
Life insurance	$1,109,385	$(28,193)	$1,081,192
Supplemental contracts involving life contingencies	5,417	—	5,417
Accident and health insurance	220	(45)	175

Total	$1,115,022	$(28,238)	$1,086,784

See accompanying report of independent registered public accounting firm.